Exhibit 99.4

ALTRIA GROUP, INC. AND SUBSIDIARIES

VALUATION AND QUALIFYING ACCOUNTS

For the Years Ended December 31, 2008, 2007 and 2006

(in millions)

		Additions
Description	Balance at Beginning of Period	Charged to Costs and Expenses	Charged to Other Accounts	Deductions	Balance at End of Period
			(a)	(b)
2008:
CONSUMER PRODUCTS:
Allowance for discounts	$-	$492	$-	$492	$-
Allowance for doubtful accounts	3	-	-	-	3
Allowance for returned goods	2	6	-	4	4

	$5	$498	$-	$496	$7

FINANCIAL SERVICES:
Allowance for losses	$204	$100	$-	$-	$304

2007:
CONSUMER PRODUCTS:
Allowance for discounts	$-	$493	$-	$493	$-
Allowance for doubtful accounts	6	-	1	4	3
Allowance for returned goods	1	3	-	2	2

	$7	$496	$1	$499	$5

FINANCIAL SERVICES:
Allowance for losses	$480	$-	$-	$276	$204

2006:
CONSUMER PRODUCTS:
Allowance for discounts	$-	$516	$-	$516	$-
Allowance for doubtful accounts	2	4	-	-	6
Allowance for returned goods	2	1	-	2	1

	$4	$521	$-	$518	$7

FINANCIAL SERVICES:
Allowance for losses	$596	$103	$-	$219	$480

Notes:

(a)	Primarily related to acquisition.
(b)	Represents charges for which allowances were created.

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